UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2016

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101, Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 -	Submission of Matters to a Vote of Security Holders

Results of 2016 Annual Meeting of Shareholders

On May 24, 2016, Sun Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). As of the close of business on the record date for the Meeting, there were a total of 18,783,184 shares of common stock outstanding and entitled to vote at the Meeting. At the Meeting, 15,128,458 shares of common stock were represented in person or by proxy, therefore a quorum was present. Two proposals were presented and voted on. Set forth below are the final results for all proposals.

First Proposal – Election of Eleven Directors

The following eleven directors were nominated to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2017, or until their successors shall have been duly elected and qualified. The eleven directors received the requisite plurality of votes cast at the Meeting, as indicated below, and were therefore elected to serve as directors of the Company. The voting results for each director nominee also represent a majority of votes cast with respect to his or her election.

Nominee	For	Withheld	Broker non-vote

Jeffrey S. Brown	10,905,038	2,666,579	1,556,841
Sidney R. Brown	13,274,171	297,446	1,556,841
Anthony R. Coscia	13,513,512	58,105	1,556,841
F. Clay Creasey, Jr.	12,989,774	581,843	1,556,841
Peter Galetto, Jr.	13,393,068	178,549	1,556,841
Eli Kramer	12,091,640	1,479,977	1,556,841
William J. Marino	12,079,963	1,491,654	1,556,841
Thomas M. O’Brien	13,431,618	139,999	1,556,841
Wilbur L. Ross, Jr.	11,515,456	2,056,161	1,556,841
Keith Stock	13,535,182	36,435	1,556,841
Grace C. Torres	13,448,037	123,580	1,556,841

Second Proposal – Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the Fiscal Year Ending December 31, 2016

The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 was approved by the requisite majority of the votes cast by shareholders present at the Meeting, in person or by proxy, as indicated below.

For: 15,109,426

Against: 15,584

Abstained: 3,448

Broker non-vote: 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	May 25, 2016	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel
(Duly Authorized Officer)